Exhibit 5.4

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

October 21, 2026

Charter Communications, Inc.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

400 Washington Blvd.

Stamford, Connecticut 06902

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as legal counsel to Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (“CCO Capital” and, together with CCO, the “Issuers”), and each of the entities listed on Exhibit A hereto (the “New Guarantors” and, together with the Issuers and the other guarantors from time to time, the “Registrants”) in connection with Post-Effective No. 2 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-297735) initially filed with the Securities and Exchange Commission on July 27, 2026 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which Amendment relates to (i) the addition of the New Guarantors as co-registrants under the Registration Statement and (ii) the registration of an unspecified amount of guarantees by the New Guarantors of senior debt securities (the “Securities”) to be issued by the Issuers pursuant to an indenture, dated as of July 23, 2015, by and among the Issuers, CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent (as amended and supplemented through the date hereof, and as further amended and supplemented from time to time, the “Indenture”), and the guarantees of the Securities (the “Guarantees”) by the New Guarantors.

The New Guarantors listed on Exhibit A hereto under the headings “California Guarantors” and “Delaware Guarantors” are collectively referred to herein as the “New Covered Guarantors.” The companies listed on Exhibit A hereto under the heading “Other Guarantors” are collectively referred to herein as the “Other New Guarantors.”

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of formation, limited liability company agreements and other organizational documents of the New Covered Guarantors, as applicable, (ii) the Registration Statement to which this letter is an exhibit, (iii) the resolutions or written consents of the manager or sole member, as applicable, of each of the New Covered Guarantors with respect to the Registration Statement, (iv) the Indenture (including the Guarantees) and (v) forms of the Securities.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the New Covered Guarantors, and the due authorization (other than with respect to the New Covered Guarantors), execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the New Guarantors.

October 21, 2026

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the Guarantees are duly authorized by and executed by the New Guarantors in accordance with the provisions of the Indenture and paid for pursuant to the documents governing their issuance and sale, the Guarantees will be binding obligations of the New Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the California Revised Uniform Limited Liability Company Act, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Partnership Act, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the Delaware Limited Liability Company Act and the Delaware Revised Uniform Partnership Act which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture, the Securities and the Guarantees and the performance by the New Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any of the New Guarantors is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

EXHIBIT A

New Guarantors

California Guarantors:

RapidScale, LLC, a California limited liability company

Delaware Guarantors:

BPRF Holdings, LLC, a Delaware limited liability company

CB Commercial Devices, LLC, a Delaware limited liability company

CCI Corporate Services, LLC, a Delaware limited liability company

CCI Devices, LLC, a Delaware limited liability company

Cox Advanced Services Arizona, LLC, a Delaware limited liability company

Cox Advanced Services Arkansas, LLC, a Delaware limited liability company

Cox Advanced Services California, LLC, a Delaware limited liability company

Cox Advanced Services Connecticut, LLC, a Delaware limited liability company

Cox Advanced Services Florida, LLC, a Delaware limited liability company

Cox Advanced Services Georgia, LLC, a Delaware limited liability company

Cox Advanced Services Idaho, LLC, a Delaware limited liability company

Cox Advanced Services Iowa, LLC, a Delaware limited liability company

Cox Advanced Services Kansas, LLC, a Delaware limited liability company

Cox Advanced Services Louisiana, LLC, a Delaware limited liability company

Cox Advanced Services Nebraska, LLC, a Delaware limited liability company

Cox Advanced Services Nevada, LLC, a Delaware limited liability company

Cox Advanced Services North Carolina, LLC, a Delaware limited liability company

Cox Advanced Services Ohio, LLC, a Delaware limited liability company

Cox Advanced Services Oklahoma, LLC, a Delaware limited liability company

Cox Advanced Services Rhode Island, LLC, a Delaware limited liability company

Cox Advanced Services Virginia, LLC, a Delaware limited liability company

Cox Arizona Telcom, L.L.C., a Delaware limited liability company

Cox Arkansas Telcom, L.L.C., a Delaware limited liability company

Cox California Telcom, L.L.C., a Delaware limited liability company

Cox Colorado Telcom, L.L.C., a Delaware limited liability company

Cox Communications Arizona, LLC, a Delaware limited liability company

Cox Communications California, LLC, a Delaware limited liability company

Cox Communications EBD Holdings, LLC, a Delaware limited liability company

Cox Communications Georgia, LLC, a Delaware limited liability company

Cox Communications Gulf Coast, LLC, a Delaware limited liability company

Cox Communications Hampton Roads, L.L.C., a Delaware limited liability company

Cox Communications Kansas, L.L.C., a Delaware limited liability company

Cox Communications Las Vegas, LLC, a Delaware limited liability company

Cox Communications Louisiana, L.L.C., a Delaware limited liability company

Cox Communications Missouri, LLC, a Delaware limited liability company

Cox Communications NCC, LLC, a Delaware limited liability company

Cox Communications Omaha, L.L.C., a Delaware limited liability company

Cox Communications Tower, LLC, a Delaware limited liability company

Cox Communications, LLC, a Delaware limited liability company

Cox Connecticut Telcom, L.L.C., a Delaware limited liability company

Cox District of Columbia Telcom, L.L.C., a Delaware limited liability company

Cox Florida Telcom, L.P., a Delaware limited partnership

Cox Georgia Telcom, L.L.C., a Delaware limited liability company

Cox HMS, LLC, a Delaware limited liability company

Cox Horizon Growth, LLC, a Delaware limited liability company

Cox Idaho Telcom, L.L.C., a Delaware limited liability company

Cox Iowa Telcom, L.L.C., a Delaware limited liability company

October 21, 2026

Cox Kansas Telcom, L.L.C., a Delaware limited liability company

Cox LAHC, LLC, a Delaware limited liability company

Cox Louisiana Telcom, L.L.C., a Delaware limited liability company

Cox Maryland Telcom, L.L.C., a Delaware limited liability company

Cox Media, L.L.C., a Delaware limited liability company

Cox Missouri Telcom, LLC, a Delaware limited liability company

Cox Nebraska Telcom, L.L.C., a Delaware limited liability company

Cox Nevada Telcom, L.L.C., a Delaware limited liability company

Cox North Carolina Telcom, L.L.C., a Delaware limited liability company

Cox Ohio Telcom, L.L.C., a Delaware limited liability company

Cox Oklahoma Telcom, L.L.C., a Delaware limited liability company

Cox Rhode Island Telcom, L.L.C., a Delaware limited liability company

Cox Strategic Services, LLC, a Delaware limited liability company

Cox TMI, LLC, a Delaware limited liability company

Cox Wireless Access, LLC, a Delaware limited liability company

Cox Wireless, LLC, a Delaware limited liability company

Cox/Charter Master Cable Advertising, LLC, a Delaware limited liability company

CoxCom, LLC, a Delaware limited liability company

Fiber Platform Blocker, LLC, a Delaware limited liability company

Fiber Platform Holdings, LLC, a Delaware limited liability company

Fiber Platform, LLC, a Delaware limited liability company

Hospitality Network Louisiana, L.L.C., a Delaware limited liability company

Hospitality Network Pennsylvania, LLC, a Delaware limited liability company

Hospitality Network, L.L.C., a Delaware limited liability company

Logicworks Systems, LLC, a Delaware limited liability company

Lumos Networks 3, LLC, a Delaware limited liability company

Lumos Networks Operating Company, LLC, a Delaware limited liability company

MTN Infrastructure Intermediate GP, LLC, a Delaware limited liability company

MTN Infrastructure Intermediate, LP, a Delaware limited partnership

MTN Infrastructure TopCo Blocker, LLC, a Delaware limited liability company

MTN Infrastructure, LLC, a Delaware limited liability company

TMI Partner Holdings, LLC, a Delaware limited liability company

Unite Private Networks, L.L.C., a Delaware limited liability company

Unite Private Networks-Illinois, L.L.C., a Delaware limited liability company

UPN Intermediate Holdings LLC, a Delaware limited liability company

Other Guarantors:

Clarity Communications Group, LLC, a North Carolina limited liability company

Cox Virginia Telcom, L.L.C.,

DC74, LLC, a North Carolina limited liability company

Fibernet of Ohio, LLC, an Ohio limited liability company

Fibernet Telecommunications of Pennsylvania, LLC, a Pennsylvania limited liability

FRC, LLC, a South Carolina limited liability company

Hamptonnet, LLC, a South Carolina limited liability company

LMK Communications LLC, a North Carolina limited liability company

Lumos Networks LLC, a West Virginia limited liability company

Lumos Networks 2, LLC, a Virginia limited liability company

Lumos Networks Acquisitions LLC, a Virginia limited liability company

Lumos Networks of West Virginia, LLC, a Virginia limited liability company

October 21, 2026

Lumos Payroll, LLC, a Virginia limited liability company

Mountaineer Telecommunications, LLC, a West Virginia limited liability company

North State Technology Solutions, LLC, a North Carolina limited liability company

PalmettoNet, LLC, a South Carolina limited liability company

SCTG Communications, LLC, a South Carolina limited liability company

SCTG, LLC, a South Carolina limited liability company

South Carolina Net, LLC, a South Carolina limited liability company

South Carolina Telecommunications Group Holdings, LLC, a South Carolina limited liability company